Exhibit 99.1

iPower Reports Fiscal First Quarter 2023 Results

- Fiscal Q1 Revenue up 50% to a Record $26.0 Million -

- iPower Management to Host Conference Call Today at 4:30 p.m. Eastern Time -

DUARTE, CA, November 14, 2022 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), a leading online retailer and supplier of consumer home and garden products, today announced its financial results for its fiscal first quarter ended September 30, 2022.

Fiscal Q1 2023 Results vs. Year-Ago Quarter

•	Total revenue increased 50% to $26.0 million.
•	Gross profit increased 37% to $10.0 million.
•	As a percentage of revenue, gross margin was 38.4% compared to 42.1%.
•	Net loss was $4.3 million or $(0.14) per share as compared to net income of $0.9 million or $0.03 per share. The decline was primarily driven by a $3.1 million goodwill impairment triggered by a decrease in the Company’s market capitalization and the net loss in the quarter.

Management Commentary

“Fiscal Q1 was a period of strong growth despite contending with lingering challenges in the supply chain,” said Lawrence Tan, CEO of iPower. “We generated 50% year-over-year revenue growth while also increasing our in-house product catalog and diversifying our sales with non-hydroponic products. This shift, coupled with our ability to materially grow sales, demonstrates our superior product research, design and merchandising expertise.

“In the next week, we will be unveiling our new corporate rebrand and website. With non-hydroponic products now accounting for the majority of sales, we felt it was prudent to revamp our image to better showcase the new iPower businesses alongside our increasingly diverse product portfolio. This strategic decision will unify iPower’s various products and services as we continue to grow the business both domestically and abroad.”

iPower CFO Kevin Vassily added, “Although certain headwinds in the macro environment persist, we have begun to see improvements in shipping lead times and a reduction in freight costs, which will enable us to lower inventory levels and reduce short-term warehouse expenses. We expect this to benefit our operating margins as well as our cash flow. Looking ahead, we plan to continue driving growth in both our hydroponic and non-hydroponic businesses, while maintaining our judicious approach to capital allocation and returning to profitability.”

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Fiscal First Quarter 2023 Financial Results

Total revenue in the fiscal first quarter of 2023 increased 50% to $26.0 million compared to $17.4 million for the same period in fiscal 2022. The increase was driven by strong demand for iPower’s non-hydroponic product portfolio, including commercial fans, shelving equipment and office chairs, among other items.

Gross profit in the fiscal first quarter of 2023 increased 37% to $10.0 million as compared to $7.3 million for the same quarter in fiscal 2022. As a percentage of revenue, gross margin was 38.4% compared to 42.1%. The decrease in gross margin was primarily driven by a greater portion of sales coming from older inventory that incurred higher freight costs.

Total operating expenses in the fiscal first quarter were $11.5 million compared to $6.0 million for the same period in fiscal 2022. As a percentage of revenue, operating expenses were 44.1% compared to 34.7% in the year-ago quarter. The increase in operating expenses was primarily driven by higher warehouse expenses due to elevated inventory levels.

Net loss in the fiscal first quarter of 2023 was $4.3 million or $(0.14) per share, compared to a net income of $0.9 million or $0.03 per share for the same period in fiscal 2022. The decline was primarily driven by a $3.1 million goodwill impairment charge triggered by the decline in the Company’s market capitalization, as well as the aforementioned higher warehouse and freight expenses.

Cash and cash equivalents were $4.8 million at September 30, 2022, compared to $1.8 million at June 30, 2022. The increase was primarily due to lower inventory purchases. Total long-term debt as of September 30, 2022 was $16.1 million compared to $14.1 million as of June 30, 2022. The increase was driven in-part by timing as the Company utilized its revolving line of credit to better manage working capital.

Conference Call

The Company will conduct a conference call at 4:30 p.m. Eastern time on Monday, November 14, 2022, to discuss the results for its fiscal first quarter ended September 30, 2022.

iPower management will host the conference call, followed by a question-and-answer period. The conference call details are as follows:

Date: Monday, November 14, 2022
Time: 4:30 p.m. Eastern time
Dial-in registration link: here

Live webcast registration link: here

Please call the conference call dial-in 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is a leading online retailer and supplier of consumer home and garden products. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

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Forward-Looking Statements

All statements other than statements of historical fact in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 28, 2022, iPower’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and in its other filings with the SEC.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2022 and June 30, 2022

	September 30,	June 30,
	2022	2022
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$4,842,146	$1,821,947
Accounts receivable, net	18,989,969	17,432,287
Inventories, net	30,313,684	30,433,766
Other receivable - related party	134,262	51,762
Prepayments and other current assets	3,163,763	5,444,463
Total current assets	57,443,824	55,184,225

Non-current assets
Right of use - non-current	9,805,484	10,453,282
Property and equipment, net	569,878	544,633
Non-current prepayments	817,707	925,624
Goodwill	3,034,110	6,094,144
Investment in joint venture	39,994	43,385
Intangible assets, net	4,767,099	4,929,442
Other non-current assets	412,626	406,732
Total non-current assets	19,446,898 #	23,397,242

Total assets	$76,890,722	$78,581,467

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$14,818,253	$9,533,408
Credit cards payable	151,125	807,687
Customer deposit	348,948	273,457
Other payables and accrued liabilities	2,090,595	5,915,220
Advance from shareholders	86,847	92,246
Short-term loans payable	–	–
Investment payable	1,500,000	1,500,000
Lease liability - current	2,593,995	2,582,933
Long-term promissory note payable - current portion	2,806,565	1,879,065
Income taxes payable	282,029	299,563
Total current liabilities	24,678,357	22,883,579

Non-current liabilities
Long-term revolving loan payable, net	15,192,660	12,314,627
Long-term promissory note payable, net	894,023	1,781,705
Deferred tax liabilities	271,040	939,115
Lease liability - non-current	7,616,586	8,265,611

Total non-current liabilities	23,974,309	23,301,058

Total liabilities	48,652,666	46,184,637

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at September 30, 2022 and 2021	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 29,572,382 and 29,572,382 shares issued and outstanding at September 30, 2022 and June 30, 2022	29,573	29,573
Additional paid in capital	29,249,745	29,111,863
Retained earnings	(919,428)	3,262,948
Non-controlling interest	(16,037)	-13,232
Accumulated other comprehensive (loss) income	(105,797)	5,678
Total equity	28,238,056	32,396,830

Total liabilities and equity	$76,890,722	$78,581,467

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

For the Three Months Ended September 30, 2022 and 2021

	For the Three Months Ended September 30,
	2022	2021
	(Unaudited)	(Unaudited)

REVENUES	$26,022,673	$17,366,765

TOTAL REVENUES	26,022,673	17,366,765

COST OF REVENUES	16,036,957	10,053,063

GROSS PROFIT	9,985,716	7,313,702

OPERATING EXPENSES:
Selling and fulfillment	8,418,812	3,665,921
General and administrative	3,100,176	2,357,466
Impairment loss - goodwill	3,060,034	–
Total operating expenses	14,579,022	6,023,387

(LOSS) INCOME FROM OPERATIONS	(4,593,306)	1,290,315

OTHER INCOME (EXPENSE)
Interest expenses	(248,041)	–
Other financing expenses	–	(59,000)
Loss on equity method investment	(3,390)	–
Other non-operating income (expense)	211,760	(812)
Total other expenses, net	(39,671)	(59,812)

(LOSS) INCOME BEFORE INCOME TAXES	(4,632,977)	1,230,503

PROVISION FOR INCOME TAX (BENEFIT) EXPENSE	(447,796)	342,975
NET (LOSS) INCOME	(4,185,181)	887,528

Non-controlling interest	(2,805)	–

NET (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(4,182,376)	$887,528

OTHER COMPREHENSIVE LOSS
Foreign currency translation adjustments	(111,475)	–

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO IPOWER INC.	$(4,293,851)	$887,528

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	29,665,716	26,484,528

Diluted	29,665,716	26,495,420

(LOSSES) EARNINGS PER SHARE
Basic	$(0.14)	$0.03

Diluted	$(0.14)	$0.03

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